Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of RGC Resources, Inc. of our report dated November 5, 2010 appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2010.

/s/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

100 Arbor Drive, Suite 108

Christiansburg, Virginia 24073

November 23, 2011